Exhibit 32.1

CERTIFICATION

I, Vivek Y. Ranadivé, Chief Executive Officer of TIBCO Software Inc. (the “Company”), do hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, that, to my knowledge:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarter ended February 28, 2010, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 8, 2010

/s/ Vivek Y. Ranadivé
Vivek Y. Ranadivé
Chief Executive Officer and Chairman of the Board of Directors

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TIBCO Software Inc. and will be retained by TIBCO Software Inc. and furnished to the Securities and Exchange Commission or its staff upon request.